                           Registration No. 333-97451
     As filed with the Securities and Exchange Commission on April 30, 2003.

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 3

                                       to

                                    FORM SB-2
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                     OREGON TRAIL ETHANOL COALITION, L.L.C.

             (Exact name of registrant as specified in its charter)

           Nebraska                       2689                    47-0843892
           --------                       ----                    ----------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                               102 West 6th Street
                                     Box 267
                            Davenport, Nebraska 68335
                                 (402) 364-2591
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 MARK L. JAGELS
                              Chairman of the Board
                     Oregon Trail Ethanol Coalition, L.L.C.
                  RR 1 Box 189, Davenport, Nebraska 68335-9429
                                 (402) 364-2428
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:
                             Dennis J. Fogland, Esq.
                            Victoria H. Finley, Esq.
               Baird, Holm, McEachen, Pedersen, Hamann & Strasheim
                 1500 Woodmen Tower, Omaha, Nebraska 68102-2068
                                 (402) 636-8264

        Approximate date of commencement of proposed sale to the public:
                                       N/A

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

          THIS POST-EFFECTIVE AMENDMENT NO. 3 IS FILED PURSUANT TO ITEM 512(a)(3) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, TO TERMINATE THE OFFERING OF SECURITIES REGISTERED PURSUANT TO THE REGISTRATION STATEMENT ON FORM SB-2(333-97451), AND TO REMOVE FROM REGISTRATION ALL MEMBERSHIP UNITS OF THE COMPANY.

                       DE-REGISTRATION OF MEMBERSHIP UNITS

          On July 31, 2002, Oregon Trail Ethanol Coalition, L.L.C., a Nebraska limited liability company (the "Company"), filed with the Securities and Exchange Commission a Registration Statement (File No. 333-97541) on Form SB-2 under the Securities Act of 1933, as amended (the "Registration Statement") registering up to 24,000 membership units in the Company (the "Units") to be offered by the Company. Such Registration Statement, as amended by Pre-Effective Amendment No. 1 dated October 3, 2002, Pre-Effective Amendment No. 2 dated November 22, 2002, Pre-Effective Amendment No. 3 dated December 31, 2002, and Pre-Effective Amendment No. 4 dated January 15, 2003, was declared effective on January 17, 2003. The Registration Statement was further amended by Post-Effective Amendment No. 1 dated March 26, 2003 and Post-Effective Amendment No. 2 dated April 15, 2003.

          Under the terms of its prospectus, the Company had to raise the minimum offering amount by April 30, 2003. As of April 30, 2003, the Company had not raised the minimum offering amount and therefore, pursuant to the terms of the prospectus, the Company has closed the offering. In accordance with the undertakings set forth in Part II of the Registration Statement, the Company hereby de-registers all 24,000 Units that remain unsold as of the date hereof pursuant to this Post-Effective Amendment No. 3 to the Registration Statement.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davenport, State of Nebraska on this 30th day of April, 2003.

                                     OREGON TRAIL ETHANOL COALITION, L.L.C.



                                     By:   /s/ Mark L. Jagels
                                           -------------------------------------
                                           Mark L. Jagels, Chairman of the Board
                                               (Principal Executive Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities Oregon Trail Ethanol Coalition, L.L.C. on the 30th day of April, 2003.

    Signature                       Capacity

    /s/ Mark L. Jagels              Chairman of the Board, President, Director
    -------------------------
    Mark L. Jagels

    /s/ Michael Schardt             Vice Chairman, Vice President, Director
    -------------------------
    Michael Schardt

    /s/ Pamela Maynard              Secretary and Director
    -------------------------
    Pamela Maynard

    /s/ Kent D. Hummel              Treasurer and Director
    -------------------------

    Kent D. Hummel                  (Principal Accounting Officer)


    /s/ Todd Fangmeier              Director
    -------------------------
    Todd Fangmeier

    /s/ Brian Nedrow                Director
    -------------------------
    Brian Nedrow

    /s/ Daniel J. Miller            Director
    -------------------------
    Daniel J. Miller

    /s/ Gene Thomas                 Director
    -------------------------
    Gene Thomas

    /s/ Darrel D. Dageforde         Director
    -------------------------
    Darrel D. Dageforde